EXHIBIT 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Company Allied Eastern Indemnity Company Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE:	November 8, 2007	FINANCIAL CONTACT:
Kevin Shook, Treasurer and CFO
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES THIRD QUARTER 2007 RESULTS

Lancaster, Pa., November 8, 2007 – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended September 30, 2007. EIHI reported net income of $3.6 million, or $0.34 per diluted share, for the third quarter of 2007, compared to net income of $2.3 million, or $0.21 per diluted share, for the same period in 2006.

Highlights for the third quarter include:

•	Consolidated revenue for the third quarter of 2007 was $38.9 million, compared to $30.5 million for the same period in 2006;

•	Net premiums earned increased to $34.3 million in the third quarter of 2007 from $26.7 million during the same period in 2006;

•

Favorable loss reserve development on prior accident years of $2.3 million ($1.5 million after-tax) was recorded in the workers’ compensation insurance segment for the three months ended September 30, 2007 compared to $600,000 ($390,000 after-tax) for the same period in 2006;

•	Unfavorable loss reserve development on prior accident years of $4.1 million ($2.6 million after-tax) was recorded in the specialty reinsurance segment for the three months ended September 30, 2007;

•	After-tax intangible asset amortization expense of $434,000 was recorded for the three months ended September 30, 2007, compared to $511,000 for the third quarter of 2006;

•	After-tax net realized gains decreased to $391,000 for the three months ended September 30, 2007 from $572,000 for the same period in 2006; and

•

For the three months ended September 30, 2006, net income was negatively impacted by after-tax purchase accounting adjustments of $1.2 million compared to no purchase accounting adjustments for the same period in 2007.

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended September 30, 2007 and 2006 consisted of the following:

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

1.888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

	2007	2006
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	87,140	12,288
Weighted average restricted stock shares	30,187	—
Weighted average treasury shares purchased	(585,484)	—
Stock warrants	306,099	306,099

Total	10,441,490	10,921,935

“Exceptionally strong results in our workers’ compensation insurance and group benefit insurance segments were partially offset by disappointing results in our specialty reinsurance segment, which experienced a substantial increase in the amount of prior period reported losses and loss adjustment expenses from the ceding company during the third quarter,” said Bruce Eckert, Chief Executive Officer. “Our combined ratio for the three months ended September 30, 2007 in our workers’ compensation insurance and group benefit insurance segments were 63.3 percent and 96.6 percent, respectively, and our consolidated combined ratio was 95.0 percent in spite of the combined ratio in our specialty reinsurance segment of 181.8 percent.”

Eckert added, “We continue to explore and pursue opportunities to deploy our excess capital through strategic acquisitions, organic geographic expansion and product cross-selling initiatives.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $4.9 million for the third quarter of 2007, compared to $1.1 million for the same period in 2006. Highlights for the third quarter include:

•	Net premiums earned increased to $15.2 million for the third quarter of 2007, compared with $10.7 million for the third quarter of 2006, an increase of 42.1 percent;

•

The combined ratio was 63.3 percent for the third quarter of 2007, compared to 91.7 percent for the same period last year. The combined ratio, before purchase accounting adjustments, was 78.5 percent for the three months ended September 30, 2006. For the three months ended September 30, 2007, favorable loss reserve development on prior accident years of $2.3 million decreased the combined ratio by 14.8 percentage points and a decrease in the 2007 year-to-date accident period loss ratio from 62.0 percent to 60.0 percent during the third quarter of 2007 decreased the combined ratio by a further 5.4 percentage points, compared to favorable loss reserve development on prior accident years of $600,000 in the third quarter of 2006, which decreased the 2006 combined ratio by 5.6 percentage points. The combined ratio, before purchase accounting adjustments, favorable loss reserve development and the

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

decrease in the 2007 accident year loss ratio during the third quarter, was 83.5 percent and 84.1 percent for the three months ended September 30, 2007 and 2006, respectively;

•	The expense ratio was 22.2 percent for the three months ended September 30, 2007 compared to 19.2 percent for the same period in 2006;

•	Net investment income was $1.1 million for the third quarter of 2007, compared to $956,000 for the same period of 2006; and

•	After-tax purchase accounting charges were $1.3 million for the three months ended September 30, 2006 compared to no purchase accounting charges for the same period in 2007.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has thirteen total programs. As previously reported, two of the programs are currently in run-off.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported net income of $1.2 million for the three months ended September 30, 2007 compared to $1.0 million for the same period in 2006. Highlights for the third quarter include:

•	Net premiums earned were $9.1 million for the third quarter of 2007, compared to $8.3 million for the third quarter of 2006;

•

The combined ratio was 96.6 percent for the third quarter of 2007, compared to 94.1 percent for the same period last year. The increase in the combined ratio for the third quarter of 2007 primarily reflects a higher loss and LAE ratio partially offset by a decrease in the expense ratio. The calendar year loss and LAE ratio was 68.1 percent for the three months ended September 30, 2007 compared to 60.6 percent for the same period in 2006;

•

The expense ratio was 28.5 percent for the three months ended September 30, 2007 compared to 33.5 percent for the same period in 2006. The decrease in the expense ratio is due primarily to continued expense reduction initiatives;

•	Net investment income was $795,000 for the third quarter of 2007 compared to $790,000 for the third quarter of 2006; and

•	Net realized gains were $422,000 for the third quarter of 2007 compared to $367,000 for the third quarter of 2006.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported a net loss of $1.5 million for the third quarter of 2007, compared to net income of $323,000 for the same period last year. Highlights for the third quarter include:

•	Reinsurance premiums earned were $3.9 million for the third quarter of 2007 compared to $2.3 million for the same period in 2006;

•

The combined ratio was 181.8 percent for the third quarter of 2007, compared to 100.6 percent for the same period last year. For the three months ended September 30, 2007, unfavorable loss reserve development on prior accident years of $4.1 million increased the combined ratio by 103.9 percentage points. Business in the specialty reinsurance segment is assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” The majority of the increase in prior period reported losses relate to severity claims from the EIA Liability product; and

•

For the three months ended September 30, 2006, net income was negatively impacted by after-tax purchase accounting adjustments of $379,000 compared to no purchase accounting adjustments for the same period in 2007.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $1.1 million for the three months ended September 30, 2007, compared to $151,000 for the same period in 2006.

Financial Condition

Total assets were $393.2 million as of September 30, 2007. Shareholders’ equity was $172.1 million as of September 30, 2007. During the quarter, the Company repurchased 591,918 common shares at a total cost of $9.1 million, representing a weighted average price of $15.33 per share. As of September 30, 2007, EIHI’s book value per share and fully diluted book value per share were $16.04 and $15.57, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 10,728,422 and 11,668,709, respectively, as of September 30, 2007. The basic book value per share calculation includes the impact of restricted stock awards of 246,675 shares. The fully diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 630,264 common shares, which have a weighted average exercise price of $14.37.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, November 9, 2007 to review the Company’s 2007 third quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

Live Call

877-407-0782 (Domestic)

201-689-8567 (International)

A replay of the conference call will be available through November 23, 2007, at 877-660-6853 (domestic) and 201-612-7415 (international). The account number for playback is 286 and the conference number is 259671. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of September 30, 2007 and December 31, 2006 and unaudited results of operations for the three and nine months ended September 30, 2007 and 2006.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30, 2007	December 31, 2006
ASSETS

Investments:

Fixed income securities, at estimated fair value (amortized cost, $206,510; $201,226)	$208,729	$204,444

Convertible bonds, at estimated fair value (amortized cost, $13,265; $—)	14,989	—

Equity securities, at estimated fair value (cost, $18,517; $17,027)	19,934	18,219

Equity call options, at estimated fair value (cost, $—; $2,230)	—	3,318

Other long-term investments	10,975	11,604

Total investments	254,627	237,585

Cash and cash equivalents	41,296	50,703

Accrued investment income	2,299	2,236

Premiums receivable (net of allowance, $558; $558)	34,952	23,225

Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	27,395	27,525

Deferred acquisition costs	7,457	4,501

Deferred income taxes, net	4,038	2,696

Federal income taxes recoverable	1,148	—

Intangible assets	6,806	8,110

Goodwill	5,140	5,140

Other assets	8,004	6,485

Total assets	$393,162	$368,206

LIABILITIES

Reserves for unpaid losses and loss adjustment expenses	$133,910	$126,467

Unearned premium reserves	50,041	34,600

Advance premium	1,312	1,755

Accounts payable and accrued expenses	9,761	7,785

Ceded reinsurance balances payable	7,026	5,623

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

	September 30, 2007	December 31, 2006

Benefit plan liabilities	288	324

Segregated portfolio cell dividend payable	10,693	7,962

Federal income taxes payable	—	1,902

Junior subordinated debentures	8,007	8,044

Total liabilities	$221,038	$194,462

Commitments and contingencies (Note 11)

SHAREHOLDERS’ EQUITY

Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—

Common capital stock, par value $0, auth. shares—20,000,000; issued—11,597,723 and 11,351,048, respectively; outstanding—10,728,422 and 11,351,048, respectively	—	—

Unearned ESOP compensation	(6,539)	(7,101)

Additional paid in capital	109,727	108,502

Treasury stock, at cost (869,301 shares)	(13,226)	—

Retained earnings	79,754	69,483

Accumulated other comprehensive income, net	2,408	2,860

Total shareholders’ equity	172,124	173,744

Total liabilities and shareholders’ equity	$393,162	$368,206

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenue:
Net premiums earned	$34,264	$26,678	$95,226	$45,859
Net investment income	3,882	2,974	10,100	5,269
Net realized investment gains	590	711	2,321	1,632
Other revenue	179	179	517	202

Total revenue	38,915	30,542	108,164	52,962

Expenses:
Losses and loss adjustment expenses incurred	21,459	17,432	57,968	29,820
Acquisition and other underwriting expenses	4,097	1,709	11,266	4,141
Other expenses	6,452	5,241	17,977	10,223
Amortization of intangible assets	434	511	1,303	588
Policyholder dividends	95	113	349	184
Segregated portfolio dividend expense	1,554	1,521	2,946	1,646

Total expenses	34,091	26,527	91,809	46,602

Income before income taxes	4,824	4,015	16,355	6,360

Income tax expense	1,263	1,713	5,329	2,611

Net income	$3,561	$2,302	$11,026	$3,749

Earnings per share (EPS):
Basic shares outstanding	10,105,204	10,615,836	10,435,468	10,614,402
Basis EPS[1]	$0.35	$0.22	$1.06	$0.25

Diluted shares outstanding	10,441,490	10,921,935	10,765,095	10,920,501
Diluted EPS[1]	$0.34	$0.21	$1.02	$0.24

[1]

Basic earnings per share and diluted earnings per share for the nine months ended September 30, 2006 are computed using net income for the period from June 17, 2006 to September 30, 2006 of $2.6 million.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 8, 2007

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.